Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows


Evergreen California Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	$11,506,440	0.40		28,762,474	10.52
Class B	       $28,014	0.31		       82,513	10.52
Class C              $99,018	0.31		     298,362	10.52
Class I	  $1,024,701	0.42		  2,246,816	10.52



Evergreen Connecticut Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	$293,051	0.24		1,237,428	6.13
Class B	$76,016	0.19		351,592	6.13
Class C       $53,963	0.19		217,018	6.13
Class I         $2,101,101	0.25		7,861,503	6.13






Evergreen New Jersey Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	    1,928,300  	  0.43		4,535,452  	10.63
Class B	    549,081	  0.35		1,419,709	10.63
Class C	    220,105	  0.35		612,854	10.63
Class I	   6,453,816	  0.45		12,522,512	10.63


Evergreen New York Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	216,387	0.35		679,402	10.70
Class B	108,186	0.27		391,545	10.70
Class C	170,805	0.27		566,604	10.70
Class I	2,169,719	0.38		5,080,228	10.70






     Evergreen Pennsylvania Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	2,203,246	0.47		4,430,971	10.84
Class B	   764,473   	0.39		1,696,234	10.80
Class C	   369,853  	0.39		   914,315	10.82
Class I       28,848,657	0.50	           51,235,889	10.84